PECHINEY

HALF-YEAR REPORT - JUNE 30, 2003

PECHINEY

Limited Company with assets of 1 259 997 440,75 euros

Head office : 7, Place du Chancelier Adenauer, 75116 Paris

R.C.S. Paris 562 095 166

Half-year report - June 30, 2003

Half-yearly Consolidated Financial Statements
Consolidated Statements of Income (unaudited)

(in millions of euros)	Notes	Six months ended June 30, 2003	Six months ended June 30, 2002 (restated)
Net sales	8	5,446	6,211
Other operating revenues		81	71
Cost of goods sold (excluding depreciation)		(4,857)	(5,515)
Selling, general and administrative expense		(292)	(305)
Research and development expense		(48)	(44)
Depreciation and amortization		(192)	(177)
Earnings from operations	8	138	241
Restructuring expense and long-lived asset writedowns		(60)	(53)
Other income (expense)	5	(16)	(22)
Income from operations		62	166
Financial expense, net		(24)	(22)
Income before income taxes		38	144
Income tax (expense) benefit	6	(15)	(59)
Net income from consolidated companies		23	85
Equity in net earnings of affiliates		5	4
Minority interests		(3)	-
Net income before goodwill		25	89
Goodwill amortization		(14)	(17)
Exceptional goodwill amortization		-	(31)
Net income (loss)		11	41
Net income per common share "A" (in euros)
- Basic earnings per share		0.14	0.51
- Diluted earnings per share		0.20	0.52

See Notes to the Half-yearly Consolidated Financial Statements.

Consolidated balance sheets (unaudited)

(in millions of euros)	Notes	June 30,2003	December 31, 2002
ASSETS
Non current assets
Property, plant and equipment, net	8	2,927	2,832
Goodwill, net	8	625	637
Other intangible assets, net	8	135	163
Investments in equity affiliates		285	285
Long-term investments		100	139
Deferred income taxes		495	505
Other long-term assets		298	279
		4,865	4,840
Current assets
Inventories, net		1,453	1,525
Accounts receivable - trade		1,414	1,281
Deferred income taxes		46	51
Other receivables and prepaid expenses		80	101
Marketable securities		54	153
Cash		297	283
		3,344	3,394
Total assets		8,209	8,234

(in millions of euros)	June 30,2003	December 31, 2002
LIABILITIES AND SHAREHOLDERS' EQUITY
Shareholders' equity
Capital stock	1,260	1,258
Share premium	790	790
Retained earnings	1.242	1,297
Cumulative translation adjustment	(234)	(151)
Treasury shares	(181)	(180)
	2,877	3,014
Minority interests	147	149
Shareholders' equity and minority interests	3,024	3,163
Long-term provisions
Deferred income taxes	184	195
Other long-term provisions	1,162	1,142
	1,346	1,337
Long-term debt	1,328	1,465

Current liabilities
Accounts payable - trade	1,576	1,456
Other payables and accrued liabilities	378	384
Current portion of long term-debt	185	39
Short-term bank loans	372	390
	2,511	2,269
Total liabilities and shareholders' equity	8,209	8,234

See Notes to the Half-yearly Consolidated Financial Statements.

Consolidated Statements of Cash Flows (unaudited)

(in millions of euros)	Six months ended June 30,2003	Six months ended June 30,2002 (restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	11	41
Minority interests	3	0
Equity in net earnings of affiliates	(5)	(4)
Depreciation and amortization	206	225
Net gain on disposal of long-lived assets	(1)	(4)
Long-lived assets writedown	2	38
Restructuring provision	52	12
Deferred income tax expense (benefit)	(12)	4
Other non-cash expense, net	68	23
Gross operating cash flow	324	335

Changes in assets and liabilities exclusive of effects of
acquisitions, divestitures and translation adjustments:
- (Increase) decrease in inventories	35	115
- (Increase) decrease in trade receivables	(97)	(4)
- Increase (decrease) in trade payables	55	52
- Restructuring expenditures	(18)	(15)
- Other changes	(31)	(95)
Net cash provided by operating activities	268	388
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(286)	(216)
Increase in long-term investments	(3)	(28)
Increase in long-term receivables	(27)	(1)
Other (increase) decrease of long-lived assets	0	(17)
Proceeds from sales of other investments, net of cash businesses sold	5	9
Other proceeds from sales of long-term assets	5	5
Receipts from other long-term receivables	0	1
Net cash used in investing activities	(306)	(247)
CASH FLOWS FROM FINANCING ACTIVITIES
Additions to long-term debt	54	598
Increase (decrease) in other financial debt	(34)	(649)
Purchase of Pechiney shares	(1)	(7)
Share capital increase in Pechiney	0	35
Dividends paid:
- by Pechiney	(79)	(80)
- to minority interests in subsidiaries	(8)	(18)
Net cash (used in) provided by financing activities	(68)	(121)
Net effect of foreign currency translation on cash	21	42
Net increase (decrease) in cash and cash equivalents	(85)	62
Cash and cash equivalents at beginning of period	436	434
Cash and cash equivalents at end of the period	351	496
SUPPLEMENTAL DISCLOSURES
Cash payments during the period for:
- Interest	(33)	(28)
- Income taxes	(44)	(73)

See Notes to the Half-yearly Consolidated Financial Statements.

Consolidated Statement of Shareholder's Equity (unaudited)

Six months ended June 30,2003 and Year ended December 31,2002

(in millions of euros Except per share amounts)	Number of shares	Capital stock	Treasury shares	Share Premium	Retained earnings (restated)	Cumulative translation adjustment	Shareholders' equity (restated)
Common Shares "A"	80,435,146
Preferred Shares "B"	1,091,044
Balance as of December 31, 2001	81,626,190	1,245	(140)	767	1,478	50	3,400
Net income					(55)		(55)
Translation adjustment						(201)	(201)
Exercise of stock options	32,216			1			1
Increase in capital	855,277	13		22			35
Purchase of Pechiney shares			(40)				(40)
Cash dividends:
. Common shares "A"					(78)		(78)
. Preferred shares "B" (b)					(2)		(2)
Precompte and other changes					(46)		(46)
Common Shares "A"	81,422,639
Preferred Shares "B"	1,091,044
Balance as of December 31, 2002	82,513,683	1,258	(180)	790	1,297	(151)	3,014
Net income					11		11
Translation adjustment						(83)	(83)
Exercise of stock options
Conversion of Preferred shares B into Common Shares A	109,100	2			(2)		-
Purchase of Pechiney shares (a)			(1)				(1)
Cash dividends:
. Common shares "A"					(76)		(76)
. Preferred shares "B" (b)					(2)		(2)
Cumulative effect of adoption of SFAS 143					36		36
Precompte and other changes					(22)		(22)
Common Shares "A"	82,622,783
Preferred Shares "B"	-
Balance as of June 30, 2003	82,622,783	1,260	(181)	790	1,242	(234)	2,877

See Notes to the Half-yearly Consolidated Financial Statements.

(a)	During the first half of 2003, Pechiney purchased on the stock market 48,700 shares « A » for euros 1,1 millions; this operation has been authorized by the Annual General Meeting held April 3,2003.
(b)	Preferred Shares « B » entitled their holders to a preferred dividend of 9.5% of par value.

Notes to the Half-yearly Consolidated Financial Statements (unaudited)

Note 1 - Basis of Presentation

Accounting principles

The half-yearly consolidated financial statements are prepared in accordance with accounting principles defined in Regulation 99-02 of the "Comité de réglementation comptable" (CRC) and in the recommendation 99-R-01 of the "Conseil National de la Comptabilité" (CNC) relating to interim financial statements. Accordingly:

a)	The interim financial statements are prepared in accordance with the accounting policies applied for the preparation of the annual financial statements under accounting principles generally accepted in France, adapted to the specific features of interim financial reporting mentioned in (b) below;
b)	The income tax expense for the interim period is computed using the average effective rate estimated for the year; tax attributable to infrequent or unusual items is not included for the determination of the effective tax rate and is reported in the interim period in which the infrequent or unusual items occur; estimates are more frequently used for the preparation of interim financial statements than for that of annual financial statements, due to the fact that, in accordance with generally accepted accounting principles, certain procedures are only required to be performed annually;
c)	The accounting principles applied by the Group do not differ from those described in the annual report at December 31, 2002, except for the adoption, effective January 1, 2003 of SFAS 143, "Accounting for asset retirement obligations". SFAS 143 requires that legal obligations associated with the retirement of long-lived assets and resulting from normal activities, be recognized as liabilities, at fair value, when incurred. These asset retirement costs are capitalized by increasing the carrying amount of the related asset and are depreciated over the useful life of the asset.

For the Group, the main change relates to the cost of disposal of spent pot lining of aluminum pots in operation, which is now recognized as a liability and capitalized from the time the lining is placed into service. As a consequence, since January 1, 2003, the cost of replacing pot lining, which was previously charged to income, has also been capitalized and depreciated over the useful life of the lining, including for pots in operation at January 1, 2003.

The cumulative effect at January 1, 2003 is an increase of net property plant and equipment, environmental reserves and minority interest by respectively € 90, 30 and 3 million and a decrease of net deferred tax assets by € 21 million resulting in a positive net effect of € 36 million, recorded as an increase of shareholders' equity at January 1, 2003. The effect of the change on the results for the first half of 2003 is a decrease in Earnings from Operations of the Primary Aluminum sector by € 2 million. The effect on the net income for the first half of 2003 is nil.

d)	The interim financial statements do not include all disclosures included in the annual financial statements.

The reconciliation tables between the interim consolidated financial statements, prepared in accordance with accounting principles generally accepted in France, and financial statements prepared in accordance with accounting principles generally accepted in the United States (US GAAP) are presented in note 9.

Restatement

As disclosed in its previously-issued financial statements, the Group consolidated its wholly owned subsidiary, Pechiney Far East, effective January 1, 2002. Prior to January 1, 2002, the Group's interest in Pechiney Far East was accounted for as an unconsolidated subsidiary at historical cost. Subsequent to the filing of the annual report on Form 20-F for the year ended December 31, 2002, it was determined that all controlled subsidiaries, including Pechiney Far East, should have been consolidated prior to 2002 for purposes of complying with the requirements of the United States Securities and Exchange Commission (the "SEC"). The financial statements for 2002 have been restated to eliminate the cumulative net income recorded upon the initial consolidation of Pechiney Far East as of January 1, 2002. Using the criteria in Staff Accounting Bulletin 99 "Materiality", the Group concluded that after the consolidation of Pechiney Far East, the effect of consolidating the other subsidiaries that were omitted from consolidation was not material to the financial statements.

The restatement of financial statements is prohibited under generally accepted accounting principles in France (French GAAP) after the date of the annual shareholders meeting which approved them. However, the SEC's rules and practices require the Company's French GAAP financial statements to be restated in the Form 20-F to reflect the consolidation of Pechiney Far East prior to 2002. This results in restated financial statements for 2002, which differ from those approved by the shareholders meeting and from those filed with the Commission des Opérations de Bourse ("COB").

The effect of restating 2002 income statement data filed with the SEC on the income statement for the six months ended June 30, 2002 is presented in the table below.

Six months ended June 30, 2002	Net Sales	Earnings from Operations	Other income (expense)	Net Income (Loss)	Earnings per Share- Basic	Earnings per Share- Diluted

Previously reported	6,211	241	(17)	46	0,57	0,58
Adjustment	-	-	(5)	(5)	(0,06)	(0,06)
As restated	6,211	241	(22)	41	0.51	0.52

The restatement described above has a similar effect on the Group's US GAAP financial information.

Note 2 - Seasonal variations

Certain activities of the Group may be affected by material seasonal variations. In addition, changes in the price of aluminum and in the US dollar-euro exchange rate may result in significant fluctuations of interim results. As a consequence, interim operating results are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

Note 3 - Subsequent events

On July 8, 2003, the Group signed an agreement with the other shareholders of the Aluminium Dunkerque smelter in order to buy-out their shares as of December 30,2003. This agreement anticipates the exercise of the sale options that had been granted by the Group in June 1990.

This transaction will deal with all of the shares and subordinated loans owned by the financial partners, which will be bought for around € 250 million. The consolidation of Aluminium Dunkerque will lead to the Group taking over an estimated year-end debt of around € 135 million.

Note 4 - Changes in the Group Structure

In January 2003, the Group consolidated its 100 percent ownership interest in Electrification Charpente Levage Australie, Danaflex, Envaril and Cebalsol. In April 2003, the Group consolidated its 100 percent ownership interest in Avenir Print Service and its 95 percent ownership interest in Techpack Asia.

Note 5 - Other (Expense) Income
(in millions of euros)	Six months ended June 30, 2003	Six months ended June 30, 2002 (restated)
- Gain (loss) on divestitures and writedowns of financial assets	4	(4)
- Expenses relating to retirees	(15)	(13)
- Other	(5)	(5)
	(16)	(22)

Note 6 - Income Taxes

Income tax (expense) benefit:
(in millions of euros)	Six months ended June 30,2003	Six months ended June 30,2002
Current income taxes	(26)	(54)
Deferred income taxes	12	(4)
	(14)	(58)
Withholding taxes	(1)	(1)
Income Tax (Expense) Benefit	(15)	(59)

Note 7 - Contingent Liabilities

No significant change occurred in the first half of 2003 in relation to the contingent liabilities reported in the notes to the consolidated financial statements at December 31, 2002, except for the agreement relating to Aluminium Dunkerque mentioned in note 3 above.

Management believes that all known litigation is adequately provided for and that liabilities related to such litigation should not materially affect the Group's financial position or results of operations.

Note 8 - Segment and Geographic Information

A - Operational Segments

The activities of Pechiney are organized into three industrial sectors and an International Trade division, which form the four operating segments of the Group, and a Holdings division. The Primary Aluminum sector produces aluminum, alumina, bauxite and ferroalloys and licenses aluminum related technology. The Aluminum Conversion sector includes the divisions converting aluminum into laminated or extruded products. The Packaging sector includes the divisions producing flexible plastic packaging, tubes, aerosols and a large range of other packaging for the food, healthcare and beauty markets. The International Trade division is engaged in metal sales.

Segment performance is evaluated principally on earnings from operations, which is calculated as income (loss) from operations, less long-lived asset writedowns, restructuring expense and other income (expense).

The accounting principles applied in the determination of segment earnings from operations are identical to those described in Note 1 with the exception of the interest cost and return on plan assets relating to the North American defined benefit pension plans and medical and life insurance schemes for the Packaging segment, which are recorded under Holdings. Segment assets do not include deferred tax assets of companies included in the French and U.S. tax groups, which are recorded in Holdings.

(in millions of euros)	Primary	Aluminum	Packaging	International	Holdings	Total
	Aluminum	Conversion		Trade
Six months ended June 30, 2003
Net sales	933	1,277	1,108	2,128	-	5,446
Earnings from operations	79	29	52	28	(50)	138
Restructuring expense, long-lived assets writedowns						(60)
Other income (expense)						(16)
Income (loss) from operations						62
Financial expense, net						(24)
Income (loss) before income taxes						38
Assets (excluding cash and Marketable securities)	2,430	1,970	2,198	656	604	7,858
Cash and Marketable securities						351
Total assets						8,209
Acquisitions of property, plant and equipment	117	43	122	2	2	286
Depreciation and amortization excluding long-lived assets writedowns and goodwill amortization	(76)	(50)	(60)	(1)	(5)	(192)

(in millions of euros)
	Primary	Aluminum	Packaging	International	Holdings	Total
	Aluminum	Conversion		Trade		(restated)
Six months ended June 30, 2002
Net sales	976	1,381	1,229	2,625	-	6,211
Earnings from operations	162	13	73	37	(44)	241
Restructuring expense, long-lived assets writedowns						(53)
Other income (expense)						(22)
Income (loss) from operations						166
Financial expense, net						(22)
Income (loss) before income taxes						144
Assets (excluding cash and Marketable securities)	2,276	2,059	2,281	691	696	8,003
Cash and Marketable securities						496
Total assets						8,499
Acquisitions of property, plant and equipment	46	76	93	0	1	216
Depreciation and amortization excluding long-lived assets writedowns and goodwill amortization	(53)	(53)	(68)	(1)	(2)	(177)

B - Geographic Information (by country of production)
(in millions of euros)	Net sales	Long-lived assets
First half-year 2003
France	2,357	1,319
United States of America	1,411	1,064
Australia	160	416
Other	1,518	888
Total	5,446	3,687
First half-year 2002
France	2,616	1,360
United States of America	1,880	1,232
Australia	187	438
Other	1,528	709
Total	6,211	3,739

Note 9 - Reconciliation of net income and shareholders' equity with USGAAP

For the six months ended June 30, 2003 and 2002, differences between the accounting principles used by the Group to prepare its half-yearly consolidated financial statements and US GAAP are described below.

a) Net income
(in millions of euros)	Six months ended June 30, 2003	Six months ended June 30, 2002 (restated)
Net income (loss) as reported in the consolidated income statement	11	41
Derivative instruments and hedging activities	6	32
Goodwill amortization	14	48
Income under US GAAP, before effect of change in accounting principles	31	121
Cumulative effect of change in accounting for goodwill as of January 1, 2002	-	(31)
Cumulative effect of change in accounting for asset retirement obligations as of January 2003 (*)	36	-
Net income (loss) under US GAAP	67	90
(*) #9;

The accounting standard SFAS143 « Accounting for Asset Retirement Obligations » was adopted in French GAAP and US GAAP financial statements. In the US GAAP financial statements, the cumulative effect at January 1, 2003 is an improvement in net income by € 36 million, presented on a line "Cumulative effect of accounting change" in the income statement.

b) Shareholders' equity
(in millions of euros)	June 30, 2003	December 31, 2002
Shareholders' equity as reported in the consolidated balance sheet	2,877	3,014
Derivative instruments and hedging activities	44	15
Goodwill amortization	34	21
Additional minimum pension liability	(135)	(141)
Shareholders' equity under US GAAP	2,820	2,909